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                                                             Exhibit 99.26(g)(2)

AMENDMENT NO. 1

To Facultative Reinsurance Agreement SANA23489

between

NORTHSTAR LIFE INSURANCE COMPANY (Hereinafter Referred to as the "Company")

and

SWISS RE LIFE & HEALTH AMERICA INC. (Hereinafter Referred to as "Swiss Re Life & Health")

Except as herein specified all the terms and conditions of the Facultative Reinsurance Agreement effective the first day of January, 1998 shall apply hereto and this Amendment shall be attached to and made part of the aforesaid Agreement and shall have full force and effect so long as the aforesaid Agreement has full force and effect.

It is mutually agreed that effective the first day of January, 2000, Article III (Facultative Reinsurance), Page 4 is hereby voided and replaced with the attached Article III (Facultative Reinsurance), Page 4 - amended.

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IN WITNESS WHEREOF, the Company and Swiss Re Life & Health have caused their names to be subscribed and duly attested hereunder by their respective Authorized Officers.

NORTHSTAR LIFE INSURANCE COMPANY


By:                                       ,
    --------------------------------------    ------------------------
               Authorized Officer             Title


Attest:


By:                                       ,
    --------------------------------------    ------------------------
               Authorized Officer             Title


Date:
      --------------------------


SWISS RE LIFE & HEALTH AMERICA INC.


By:                                       ,
    --------------------------------------    ------------------------
               Authorized Officer             Title


Attest:


By:                                       ,
    --------------------------------------    ------------------------
               Authorized Officer             Title


Date:
      --------------------------

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                                   ARTICLE III

                             FACULTATIVE REINSURANCE

1. If coverage does not qualify for automatic reinsurance under Article II or if the Company does not care to cede coverage on an automatic basis, it shall seek Swiss Re Life & Health's facultative consideration. Swiss Re Life & Health agrees to accept liability for any claim(s) that arises prior to the date a facultative offer is made or accepted by the Company, provided the following are met:

     a) No more than 120 days has passed since the date of a facultative offer, if such offer has been made, and

     b) The facultative application was, or can be, approved by Swiss Re Life & Health following the underwriting standards for the plan.